CIS/GEO/46

1007/GEO/KJW

01/07/02

PROTOCOL NO.                   /2002

NOTARIAL ADDENDUM TO

PROSPECTING AND OPTION CONTRACT

LET IT HEREBY BE KNOWN :

That on this the 1st day of July in the year of our Lord Two Thousand and Two (2002), before me, CHRISTOPHER IAN STEVENS, Notary Public, duly sworn and admitted, residing and practising at Johannesburg in the Province of Gauteng, Republic of South Africa, and in the presence of the undersigned witnesses, personally came and appeared KAREN JUNE WHITE, a secretary of Attorneys at Deneys Reitz Inc. of Johannesburg, and as such in her capacity as the duly authorised Attorney and Agent of :

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(1)(a)

RORY MITCHELL

(Identity No. 590502 5189 08 0)

   (b)

JEFFREY ALEXANDER HOWARD

(Identity No. 470813 5002 08 1)

   (c)

JAMES ROBERT HOME WHITEHOUSE

(Identity No. 630523 5174 08 0)

AND

   (d)

CHRISTOPHER ANDREW WHITEHOUSE

(Identity No. 640707 5107 08 7)

(in a partnership trading under the name and style of SAENGER AND SACKE MINERALS)

(hereinafter together with their heirs, executors, administrators, successors-in-title and assigns referred to as “the Grantor”), she, the said Appearer, being duly authorised thereto under and by virtue of a Power of Attorney granted to her by JAMES ROBERT HOME WHITEHOUSE in his capacity as an authorised representative of the Grantor, he being duly authorised hereto by virtue of the resolution of a meeting of the Grantor passed at Johannesburg on the 31st day of May 2002;

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(2)

PLATINUM GROUP METALS LIMITED

(a company incorporated in the Province of British Columbia, Canada)

(hereinafter together with its successors-in-title and assigns referred to as “the Prospector”), she, the said Appearer, being duly authorised thereto under and by virtue of a Special Power of Attorney executed at Vancouver on the 28th day of June 2002, and granted to her by R. MICHAEL JONES in his capacity as a Director of the Prospector, he being duly authorised thereto by a Resolution of Directors of the Prospector at Vancouver on the 9th day of May 2002;

which Special Powers of Attorney and certified copies of which Resolutions have this day been exhibited to me, the Notary, and remain filed of record in my Protocol with the Minute hereof,

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NOW, THEREFORE, THESE PRESENTS WITNESS :

1.

INTRODUCTION

1.1

The Grantor and the Prospector concluded a notarial prospecting contract on 3 June 2002 over the farm Tweespalk 733, registration division L.R., Northern Province and the farm Oorlogsfontein 45, registration division K.S., Northern Province.

1.2

The Grantor and the Prospector have agreed to amend the said prospecting contract in a certain respect.

2.

AMENDMENT OF PROSPECTING CONTRACT

2.1

The prospecting contract referred to in 1.1 is hereby amended with effect from the date of execution hereof by amending clause 21.1 thereof by deleting the phase “28 (TWENTY EIGHT) days” where it appears therein and replacing it with “6 (SIX) months” and by deleting the phrase “6 (SIX) months” where it appears therein and replacing it with “12 (TWELVE) months”.

2.2

All other provision of the said prospecting contract remain unaltered.

THUS DONE AND SIGNED at SANDTON on the day, month and year first aforewritten, in the presence of the undersigned competent witnesses.

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AS WITNESSES :

1.

________________________

(1)

(a)_____________________q.q.

(b)_____________________q.q.

(c)_____________________q.q.

(d)_____________________q.q.

2.

__________________________

(2)

_______________________q.q.

QUOD ATTESTOR

NOTARY PUBLIC